SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2007
iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

63 South Avenue, Burlington, Massachusetts	01803

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 345-0200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On February 7, 2007, the Compensation Committee of the Board of Directors of iRobot Corporation (the “Company”) approved the Senior Executive Incentive Compensation Plan (the “Plan”) for, among others, the Company’s principal executive officer, principal financial officer and named executive officers. The Plan provides for target bonus amounts based upon the attainment of performance targets that are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries, including, but not limited to, the following: revenue, earnings per share, EBITDA and specific strategic milestones. Additionally, the plan provides that each executive eligible to receive a bonus under the Plan shall have a targeted bonus opportunity for each performance period, and that the maximum bonus payable under the Plan is 125% of such executive’s bonus opportunity. Pursuant to the Plan, performance goals will be measured at the end of each fiscal year following the release of the Company’s financial reports, and bonus amounts, if any, will be paid within thirty (30) days thereafter, but not later than March 15.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
February 8, 2007	By:	/s/ Glen D. Weinstein
Glen D. Weinstein
General Counsel and Secretary